EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: February 10, 2023

STEPSTONE GROUP LP By: StepStone Group Holdings LLC, its General Partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro Chief Legal Officer & Secretary

AU SPECIAL INVESTMENTS II, L.P. By: StepStone Group LP, its investment manager By: Stepstone Group Holdings LLC, its General Partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro Chief Legal Officer & Secretary

STEPSTONE VC GLOBAL PARTNERS VIII-A, L.P. By: StepStone Group LP, its investment manager By: Stepstone Group Holdings LLC, its General Partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro Chief Legal Officer & Secretary

STEPSTONE VC GLOBAL PARTNERS VIII-C, L.P. By: StepStone Group LP, its investment manager By: Stepstone Group Holdings LLC, its General Partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro Chief Legal Officer & Secretary

STEPSTONE VC OPPORTUNITIES IV, L.P. By: StepStone Group LP, its investment manager By: Stepstone Group Holdings LLC, its General Partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro Chief Legal Officer & Secretary

STEPSTONE SK SPECIAL, L.P. By: StepStone Group LP, its investment manager By: Stepstone Group Holdings LLC, its General Partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro Chief Legal Officer & Secretary